                          1994 LONG-TERM INCENTIVE PLAN
                                       OF
                              COLTEC INDUSTRIES INC






          1. PURPOSE. The purpose of the 1994 Long-Term Incentive Plan of Coltec Industries Inc (the "PLAN") is to benefit and advance the interests of Coltec Industries Inc, a Pennsylvania corporation ("COLTEC"), by rewarding certain officers and key employees of Coltec and its direct and indirect Subsidiaries (collectively, the "COMPANY") for their contributions to the financial success of the Company and thereby motivate them to continue to make such contributions in the future. The Plan provides for grants of Performance Units, the value of which is based upon the achieved level of Cumulative Operating Profit (as hereinafter defined) over the Performance Cycle (as hereinafter defined) applicable to such units. Subject to certain limits and exceptions set forth in the Plan, Performance Units are generally settled by the payment to Participants of a combination of cash and Restricted Stock (as hereinafter defined) equal to the Award Value (as hereinafter defined) of such units following the end of the applicable

Performance Cycle.

          2. DEFINED TERMS. For purposes of the Plan, capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in Section 13 hereof.

          3.  ADMINISTRATION OF THE PLAN.

          (a) MEMBERS OF THE COMMITTEE. The Plan shall be administered, and Performance Units shall be granted hereunder, by the Committee, which shall consist of two or more members of the Board, duly appointed by the Board. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and, for periods on and after the date of the first annual meeting of shareholders to occur after July 1, 1994 at which directors are elected, an "outside director" within the meaning of Section 162(m) of the Code.

          (b) AUTHORITY OF THE COMMITTEE. The Committee may adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. Following the end of each Performance Cycle, the Committee shall determine and certify in the manner required by Section 162(m) of the Code the extent to which the Performance Targets applicable to the Performance Cycle have been achieved. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of Coltec, (i) to execute and deliver documents on behalf of the Committee or (ii) to serve as the designated person or persons to receive notices, elections or other communications to the Committee under the Plan. The determination of such majority shall be final and binding in all matters relating to the Plan, including, without limitation, any grant of Performance Units or any Award under the Plan.

          (c) LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by Coltec's officers, Coltec's accountants, Coltec's legal counsel and any other party that the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

          4. ELIGIBLE PERSONS; DETERMINATION OF GRANTS. Performance Units may be awarded only to officers of Coltec and to senior operations management employees of the

Company. The Committee shall have the authority to select the Participants from among such class of eligible persons to whom Performance Units may be granted.

          5.  AGGREGATE AND INDIVIDUAL LIMITS.

          (a) MAXIMUM NUMBER OF PERFORMANCE UNITS AND RESTRICTED SHARES. A maximum of 300,000 Performance Units may be awarded under the Plan for any Performance Cycle. The number of Restricted Shares that may be paid to Participants in any Payment Year shall not exceed 0.5% of the number of issued and outstanding shares of Common Stock on the first day of such Payment Year; PROVIDED, HOWEVER, that 1% shall be substituted for .5% for the Payment Year beginning January 1, 1997. A Performance Unit that is forfeited for a given Performance Cycle may not be subsequently awarded with respect to that Performance Cycle. A Restricted Share that is forfeited under the terms of the Plan may not be subsequently reawarded under the Plan.

          (b) INDIVIDUAL LIMIT ON PERFORMANCE UNITS. The maximum number of Performance Units that may be granted to any Participant for a given Performance Cycle shall not exceed 50,000.

          6.  PERFORMANCE UNITS.

          (a) IN GENERAL. The Committee shall grant Performance Units to eligible persons prior to the inception of the Performance Cycle to which such units relate; PROVIDED, HOWEVER, that, for the Performance Cycle beginning January 1, 1994, the grants may be made at any time prior to March 15, 1994.
In the event (i) a new employee is hired by the Company who is otherwise eligible to participate in the Plan as of the date of hire or (ii) an employee of the Company (whether or not a current Participant in the Plan) is promoted to a more senior position with the Company and is otherwise eligible as of the date of the promotion to participate in the Plan, the Committee may make an interim or supplemental grant of Performance Units to such individual following the inception of a Performance Cycle to which such units relate, subject to the provisions of Section 5 above and to such equitable adjustments as the Committee may deem necessary or advisable to take into account the lapse of time between the start of the Performance Cycle and the date of such interim or supplemental grant. A Participant may receive grants of Performance Units under the Plan for more than one Performance Cycle.
          Performance Units granted under the Plan to a Participant shall be credited to a Performance Unit Account to be maintained for such Participant. With respect to each grant of Performance Units to a Participant, the Performance Unit Account for such Participant shall reflect:
          (i)  the number of Performance Units granted;
         (ii) the Performance Cycle with respect to which the Performance Units have been granted;
        (iii)  the Performance Targets applicable to such  Performance Units;
         (iv) the Award Value to be earned with respect to a Performance Unit if the Performance Targets are achieved; and
          (v)  the Award Value Schedule applicable to such Performance Units.

          (b) AWARD CERTIFICATE. At the time of grant of Performance Units under the Plan, the Committee shall notify the Participant of the grant of such Performance Units in the form of an Award Certificate which shall state (i) the number of Performance Units granted, (ii) the principal terms of the grant as enumerated in Section 6(a) above, (iii) that the grant of Performance Units is subject to all of the terms and conditions of the Plan and (iv) such other information and such other terms and conditions as the Committee shall determine to be necessary or advisable.

          (c)  THRESHOLD TARGET; PERFORMANCE TARGETS; AND AWARD VALUE SCHEDULE.

 The Threshold Target, the Performance Targets and Award Value Schedule for a given Performance Cycle shall be the applicable targets and schedule specified in Appendix A to the Plan unless, prior to the inception of a Performance Cycle, the Committee approves a Threshold Target, Performance Target and Award Value Schedule for that Performance Cycle which vary in whole or in part from the targets and schedule set forth in Appendix A. In no event will any Award Value be payable for a Performance Unit granted in respect of a Performance Cycle unless the Threshold Target for the Performance Cycle has been achieved. Unless the Committee determines otherwise, there shall be no upper limit on the amount of Award Value that may be earned with respect to a Performance Unit.

          (d) PAYMENT OF AWARDS APPLICABLE TO PERFORMANCE UNITS. Subject to Sections 6(e), 7 and 8, the Award Value of a Performance Unit granted with respect to such Performance Cycle shall be determined by the Committee as soon as practicable following the end of the Performance Cycle, and a Participant who has been granted Performance Units for the Performance Cycle shall receive an Award from the Company equal to the Award Value as so determined multiplied by the number of Performance Units granted to such Participant for the Performance Cycle. Subject to Section 9 below, such Award shall be paid by the Company to the Participant on (or as soon as practicable following) the Payment Date applicable to the Performance Cycle.
          (e) FORM OF PAYMENT. Subject to the provisions of this Section 6(e) and Section 7 below, two-thirds of the Award payable for a Performance Cycle will be paid in cash (including check or bank draft) (the "CASH PORTION") and one-third shall be paid in Restricted Shares (the "SHARE PORTION"). The number of Restricted Shares payable in respect of the Share Portion shall be determined by dividing the dollar value of the Share Portion by the Value of a share of Common Stock on the business day immediately preceding the Payment Date. Any partial Restricted Share resulting from this calculation will be settled in cash. In the event that Coltec is precluded from issuing some or all of the Restricted Shares in settlement of the Share Portion as a result of the limit in
Section 5(a) above on the number of Restricted Shares that may be issued under the Plan in any Payment Year, the Committee may elect (i) to pay all Participants a reduced number of Restricted Shares and to settle the remaining amount of the Share Portion that is not paid in Restricted Shares in cash, (ii) to delay the payment of a portion of the Restricted Shares payable to all Participants until January of the next Payment Year or (iii) to take such other action as the Committee deems equitable. Any action taken by the Committee in accordance with the previous sentence shall be applied ratably to all Participants who are entitled to receive a portion of their Award for the applicable Performance Cycle in Restricted Shares in the proportion that the number of Restricted Shares that such Participant would have been entitled to receive if the limit in Section 5(a) of the Plan did not apply bears to the total number of Restricted Shares that would have been awarded to all Participants for such Performance Cycle without regard to such limit. If the Committee elects the alternative described in clause (ii) above and Coltec is precluded in the subsequent Payment Year from paying some or all of the deferred Restricted Shares to a Participant in that year, the Participant shall receive by no later than January 31 of that Payment Year a cash payment equal to the Value (determined as of the last business day in January before the scheduled date of payment) of the deferred Restricted Shares which Coltec is precluded from paying to the Participant.

          (f) ADJUSTMENTS TO AWARD VALUE SCHEDULE OR THE DURATION OF A PERFORMANCE CYCLE. Anything in the Plan to the contrary notwithstanding, in the event of a change in the Fiscal Year of Coltec, the Committee may make such adjustments to the terms and provisions of outstanding grants of Performance Units as the Committee deems necessary or advisable to take into account such change, including, without limitation, (i) adjusting the applicable Award Values, Performance Targets or both, (ii) changing the duration of the affected Performance Cycles, or (iii) providing that any short Fiscal Year occurring in a Performance Cycle (and the Company's Operating Profit attributable to such short Fiscal Year) shall be disregarded for purposes of measuring the duration of the applicable Performance Cycle and the Company's achievement of the Performance Targets related to such Performance Cycle. The Committee shall also have the right to elect at any time prior to the end of a Performance Cycle to terminate such Performance Cycle on 30 days prior written notice to all affected Participants (a "SPECIAL TERMINATION"). In the event of a Special Termination, the Awards payable to Participants in respect of such Performance Cycle shall be paid to Participants at the time and in the manner provided in Sections 6(d) and 6(e) above, but the amount of each such Award shall be determined in accordance with the formula [(X) x (Y)], where "X" equals the Award that would have been payable to a Participant if the Special Termination had not occurred and "Y" equals a fraction (not greater than 1), the numerator of which is the number of days in the Performance Cycle up to and including the date of the Special Termination and the denominator of which is the number of days that would have been in the Performance Cycle if the Special Termination had not occurred. Unless the Committee determines otherwise, a Special

Termination shall not affect any Share Elections previously made by Participants.

          (g) ACQUISITIONS AND DISPOSITIONS. Anything in the Plan to the contrary notwithstanding, in the event that (i) the Company makes a material acquisition or divestiture, (ii) the Company materially expands its operations into new businesses or markets, (iii) Coltec merges with or into, or consolidates with, any entity (other than a Subsidiary), (iv) the Company undertakes a recapitalization or reorganization or (v) the Company undertakes any other transaction which substantially affects the Performance Targets applicable to outstanding grants of Performance Units, the Committee may make such equitable adjustments to the terms and provisions of such outstanding grants of Performance Units to take into account such event, including, without limitation, any of the adjustments described in clause (i) or (ii) of the first sentence of Section 6(f) above.

          (h) CANCELLATION OF PERFORMANCE UNITS. Upon payment of an Award in respect of a Performance Unit to a Participant (or the early settlement of Performance Units in the manner provided in Section 7(b) below in the event of the termination of a Participant's employment with the Company as a result of death, Disability or Retirement), the Performance Unit shall terminate and be of no further force and effect.

7.  TERMINATION OF EMPLOYMENT.

          (a) GENERAL RULE APPLICABLE TO EMPLOYMENT TERMINATIONS. Except as may be provided to the contrary in Section 7(b) below, a Participant who ceases to be employed by the Company shall forfeit as of the date of the Participant's termination or resignation of employment all Performance Units granted to such Participant for which the Payment Date has not occurred.

          (b) EXCEPTION FOR TERMINATIONS OF EMPLOYMENT AS A RESULT OF DEATH, DISABILITY OR RETIREMENT. Notwithstanding Section 7(a) above, unless the Committee determines otherwise, if a Participant's employment with the Company ceases as a result of his death, Disability or Retirement, the Performance Units granted to such Participant shall remain outstanding and the Award Value thereof shall be paid to such Participant (or in the case of the Participant's death, to the Participant's Beneficiary) on (or as soon as practicable after) the Payment Date applicable to the Performance Cycle in the manner provided in Section 6(d) above, except that (i) the Award in respect thereof shall be paid entirely in cash and (ii) such Award shall be determined in accordance with the formula [(X) x (Y)], where "X" equals the Award that would have been payable to a Participant if such termination or resignation of employment had not occurred, and "Y" equals a fraction (not greater than 1), the numerator of which is the number of days in the Performance Cycle up to and including the date of such termination or resignation of employment and the denominator of which is the number of days that would have been in the Performance Cycle if such termination or resignation of employment had not occurred. Notwithstanding the previous sentence, in the event a Participant's employment with the Company ends as a result of death, Disability or Retirement, the Committee may elect to accelerate the settlement of outstanding Performance Units for which the applicable Performance Cycle has not been completed to any date after the Participant's termination of employment with the Company and prior to the last fiscal quarter of the last Fiscal Year in such Performance Cycle. The Committee's decision to accelerate (or not to accelerate) the settlement of outstanding Performance Units with respect to a Performance Cycle shall not be controlling with respect to the Committee's decision with regard to any other Performance Units granted to the affected Participant or to any other Participant. In the event that the Committee elects to accelerate the settlement of outstanding Performance Units as provided herein, the Committee shall calculate the amount payable to the Participant to take into account such factors as the Committee deems appropriate, including, without limitation, (i) the circumstances resulting in the termination or resignation of employment, (ii) a discount to reflect the time value of the early payment, (iii) the period of time during the Performance Cycle during which the Participant was in the employ of the Company and (iv) the Committee's estimate of the likelihood that the Performance Targets would have been achieved for the Performance Cycle. Any such action by the Committee may be taken without the consent of the Participant or the Participant's Beneficiary, shall be subject to such terms and conditions as the Committee deems appropriate, and shall be final and binding for all purposes of the Plan.

          8.  ELECTION TO RECEIVE ADDITIONAL RESTRICTED SHARES.

          (a) IN GENERAL. Subject to the approval of the Compensation Committee, a Participant may make a Share Election to receive some or all of the Cash Portion of an Award in the form of Restricted Shares (the "ELECTIVE SHARES"); PROVIDED, HOWEVER, that, if Coltec is unable to pay the full amount of the Share Portion to all Participants in any Payment Year as a result of the limit in Section 5(a) above on Restricted Shares that may be issued under the Plan in such Payment Year, then the amount of the Cash Portion subject to the Share Election shall be paid to the Participant in cash in the manner provided in Section 6(e) above and the corresponding Share Election shall be deemed void and of no further force and effect; and PROVIDED FURTHER that, if, after paying the Share Portion for a given Payment Year, Coltec is prohibited by the limit in
Section 5(a) above from issuing in such year the full number of Elective Shares for which Share Elections have been made, then the amount of the Cash Portion subject to all such Share Elections shall be reduced ratably (in substantially the same manner as described in Section 6(e) above) until the limit on the number of Restricted Shares that may be issued in the Payment Year is satisfied. The amount of the Cash Portion subject to such reduction described in the previous sentence shall be paid to the Participant in cash in the manner provided in Sections 6(d) and 6(e) above, and the Share Election shall be deemed void and of no further force and effect with respect to the portion so paid.
The Committee shall have the authority at any time prior to payment of Elective Shares to a Participant to disallow such Participant's Share Election in whole or in part, and any action by the Committee shall be final and binding on all interested persons. A Share Election shall immediately terminate and be of no further force and effect if a Participant's employment with the Company ends for any reason prior to the payment of the Award subject to the election.

          (b)  FORM AND TIMING OF SHARE ELECTIONS.   A Share Election with
respect to
the Award payable for a given Performance Cycle (i) shall be in writing and shall be received by the Committee prior to beginning of the third Fiscal Year in the Performance Cycle to which the election relates, (ii) shall state that it may not be revoked by the Participant after the beginning of the third Fiscal Year of the Performance Cycle to which the election relates without the prior consent of the Committee, and (iii) shall specify the percentage (in multiples of 10%, but not greater than 100%) of the Cash Portion subject to the Election. A Share Election may apply to more than one Performance Cycle and, unless the Committee determines otherwise, may be revoked in writing by a Participant with respect to the Award payable for a given Performance Cycle if the written revocation is delivered to the Committee prior to the beginning of the third Fiscal Year of such Performance Cycle.

          (c) NUMBER OF ELECTIVE SHARES. The number of Elective Shares awarded to a Participant as a result of a Share Election shall be determined by the formula:
           [(W x X) x Z], where
               Y

          "W" equals the value of the Cash Portion of the Award subject to the Share Election;

          "X" equals the percentage of the Cash Portion specified in the written Share Election form (as such percentage may have been reduced by the Committee in accordance with Section 8(a) above);
          "Y" equals the Value of a share of Common Stock on the business day prior to the Payment Date applicable to the Award; and "Z" equals 1.15.
Any partial Elective Share resulting from this formula shall be rounded to the next nearest whole number (with .50 being rounded down to the next lowest whole number).
          (d) DELIVERY OF ELECTIVE SHARES. Elective Shares shall be paid to the Participant at the same time as the balance of the Award for the applicable Performance Cycle is paid to the Participant.

          9.  RESTRICTED SHARES.

          (a) VESTING. The Restricted Shares awarded to a Participant (whether under Section 6(e) or 8 above) shall vest and become nonforfeitable in accordance with the following vesting schedule:
          Anniversary of the First
          January 1st following the

          End of the Applicable    Cumulative Percent
          Performance Cycle                  Vested
- -----------------------------------------------------
                First                        33 1/3

                Second                       66 2/3

                Third                       100

Any partially vested Restricted Share resulting from the schedule above shall be rounded to the next nearest whole number (with .50 being rounded down to the next lowest whole number). Notwithstanding the foregoing, a Participant shall be 100% vested in his Restricted Shares (including his then nonvested Elective Shares) if his employment with the Company ends as a result of his death, Disability or Normal Retirement. If a Participant's employment with the Company ends as a result of Early Retirement, then the Participant will be 100% vested in his Restricted Shares (other than his then nonvested Incremental Elective Shares), and will forfeit, unless the Committee determines otherwise, all nonvested Incremental Elective Shares as of the date of such Early Retirement. If a Participant's employment with the Company ends for any reason other than a reason specified in the two preceding sentences, then, unless the Committee determines otherwise, the Participant will forfeit all nonvested Restricted Shares as of the date of his termination or resignation of employment.

          (b) DELIVERY AND OWNERSHIP OF RESTRICTED SHARES. A Participant shall be the beneficial owner of the Restricted Shares granted to him under the Plan and, except for the risk of forfeiture noted above and the restrictions on transfer described below (which risk of forfeiture and restrictions may apply to any dividends, distributions or other rights related to such Restricted Shares, as determined by the Committee), a Participant shall be entitled to all rights of ownership, including, without limitation, the right (i) to vote such Restricted Shares and (ii) to receive cash or stock dividends thereon. Upon the request of a Participant, Coltec shall deliver to the person or persons designated by the Participant certificate(s) representing those Restricted Shares which have vested. The certificates so delivered may contain such legends as the Committee determines to be necessary or advisable. Until such time as a Participant makes a valid disposition of his vested Restricted Shares or requests delivery of the vested Restricted Shares in accordance with the previous sentence, the Company shall maintain possession of the certificates representing the vested Restricted Shares.

          (c) Restriction on Transfer. Prior to the vesting of the Restricted Shares as provided in Section 9(a) above, none of the Restricted Shares may be sold, assigned, exchanged, transferred, pledged, hypothecated, mortgaged, or otherwise disposed of or encumbered, directly or indirectly, whether or not for value, and whether or not voluntarily, except that the Participant shall be entitled to designate a Beneficiary to receive his Restricted Shares, if any, in the event of the Participant's death.

          (d) COMPLIANCE WITH LAW. As a condition to the delivery of Restricted Shares to a Participant, Coltec may require the Participant (i) to furnish evidence satisfactory to Coltec (including a written and signed representation letter) to the effect that all such Restricted Shares are being acquired for investment only and not for resale or distribution, (ii) to agree that all such Restricted Shares shall only be sold by the Participant following registration under the Securities Act or pursuant to an exemption therefrom and
(iii) that, following the vesting of the Restricted Shares, any subsequent sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition, directly or indirectly, whether or not for value, and whether or not voluntarily, of such Restricted Shares shall be made in compliance with any applicable Federal or state securities laws and the rules or regulations of any exchange or automated quotation system on which the Common Stock is listed.

     10.  MISCELLANEOUS PROVISIONS.

          (a) RESTRICTIONS ON TRANSFER. The rights of a Participant with respect to Performance Units may not be assigned or transferred, otherwise than by will or by the laws of descent and distribution, except that the Participant shall be entitled to designate the Beneficiary to receive payments, if any, under the Plan in the event of the Participant's death.

          (b) NO RIGHTS TO GRANTS OR CONTINUED EMPLOYMENT. No employees of the Company or other person shall have any claim or right to be granted Performance Units under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

          (c) SHAREHOLDER RIGHTS. Except as expressly provided in Section 9(b) above, the grant of Performance Units under the Plan shall not entitle a Participant or Beneficiary thereof to any dividend or distribution rights, any voting rights or any other rights of a shareholder with respect to the Common Stock.

          (d) TAX WITHHOLDING AND TAX ELECTION. The Company shall have the right to withhold any amounts required by Federal, state or local law to be withheld in connection with the payment of an Award or the vesting or delivery of Restricted Shares.

The Committee may, as a condition to the delivery of Restricted Shares to a Participant, require the Participant to agree to make (or to refrain from making) an election with respect to such Restricted Shares under Section 83(b) of the Code. If the Committee so determines, Participants will have the right to elect to have a portion of the Restricted Shares awarded to them delivered to the Company to satisfy any Federal, state or local tax liability incurred by them in connection with the vesting of such shares. Any such election by a Participant shall be subject to the approval of the Committee and shall be made in accordance with the procedures established by the Committee from time to time.

          (e) NO FUNDING OF THE PLAN. The Plan shall not be funded, the Company shall not be required to segregate any funds representing Performance Units awarded to Participants or amounts payable to any Participant in respect of any Award, and nothing in the Plan should be construed as providing for such segregation. A Participant's rights to payment under the Plan shall be those of a general creditor of the Company.

          (f) NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CORPORATE CHANGES. The Plan shall not affect in any way the right or power of Coltec or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the

Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (g) HEADINGS. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

          (h) GOVERNING LAW. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of New York.

          11. AMENDMENTS AND TERMINATION. The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part. No termination or amendment of the Plan may, without the consent of the Participant to whom any Performance Units shall previously have been granted, adversely affect the rights of such Participant in such Performance Units; PROVIDED, HOWEVER, that nothing in this Plan shall limit the right of the

Committee in accordance with Section 6(f) above to terminate as of any date selected by the Committee the Performance Cycles then in effect.

          12. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of January 1, 1994, subject to the approval of the Plan by the shareholders of Coltec at the first annual meeting of shareholders to be held after the Effective Date. If the Plan is not approved by the shareholders of Coltec at such annual meeting, the Plan and any grants of Performance Units made under the Plan on or prior to the date of such annual meeting shall be void AB INITIO and of no further force and effect.

          13.  DEFINITIONS.

          AWARD: the payment made to a Participant, pursuant to Sections 6(d), 6(f), 7(b) and 8 of the Plan in respect of the Participant's Performance Units following the end of a Performance Cycle. An Award for a given Performance Cycle shall include the Cash Portion, the Share Portion and any applicable Elective Shares.

          AWARD CERTIFICATE: the certificate from Coltec to the Participant notifying the Participant in accordance with Section 6(b) of the terms and conditions of a grant of Performance Units under the Plan.

          AWARD VALUE: the amount payable in respect of a Performance Unit, determined by the Committee on the basis of the Award Value Schedule and the extent to which the Performance Targets applicable to such Performance Unit has been achieved over the Performance Cycle.

          AWARD VALUE SCHEDULE: the schedule determined by the Committee in accordance with Section 6(c) of the Plan which specifies the Award Value of a Performance Unit based on the achievement of the Performance Targets over a Performance Cycle. Subject to Section 6(c) above, the Award Value Schedule for each Performance Cycle is attached as Appendix A.

          BENEFICIARY: the person designated in writing from time to time by the Participant on a form specified by the Committee for this purpose to receive payments, if any, under the Plan in the event of such Participant's death or, if no such person has been designated, the Participant's estate; PROVIDED, HOWEVER, no written Beneficiary designation shall be effective unless it is received by the Company prior to the date of death of the Participant.

          BOARD:  the Board of Directors of Coltec.

          CASH PORTION: the portion of the Award for a Performance Cycle paid in cash in accordance with Section 6(e).

          CODE: the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

          COLTEC:   Coltec Industries Inc.

          COMPANY:  Coltec and its Subsidiaries.

          COMMITTEE:  the Stock Option and Compensation Committee of the Board.

          COMMON STOCK:  the common stock, par value $0.01 per share, of Coltec.

          CUMULATIVE OPERATING PROFIT: the sum of the Operating Profit for each Fiscal Year in a Performance Cycle.

          DISABILITY: illness or incapacity as a result of which the Participant is entitled to receive, and actually receives, payments under the long-term disability policy of the Company applicable to the Participant at the time of the participant's termination of employment. All determinations as to the date and extent of disability of any Participant shall be made by the Committee, upon the basis of such evidence as the Committee deems necessary and desirable.

          EARLY RETIREMENT: resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of the qualified defined benefit pension plan of the Company in which the Participant participates; PROVIDED, HOWEVER, that no resignation prior to a Participant's 55th birthday or which qualifies as a Normal Retirement shall be deemed an Early Retirement.

          ELECTIVE SHARES: Restricted Shares (including Incremental Elective Shares) awarded to a Participant as a result of a Share Election made in accordance with Section 8 above.

          EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

          FISCAL YEAR: the fiscal year of Coltec as determined by the Board from time to time. As of the Effective Date, the Fiscal Year is the calendar year.

          INCREMENTAL ELECTIVE SHARES: that number of the Elective Shares granted to a Participant as a result of a Share Election equal to the difference which results from subtracting "A" from "B", where "A" equals the number of Elective Shares that would have been granted to the Participant in connection with such Share Election if "Z" in the formula set forth in Section 8(c) above were equal to 1, and "B" equals the total number of Elective Shares actually granted to the Participant in connection with such Share Election. For purposes of Section 9(a) above, the Incremental Elective Shares shall vest ratably on each applicable vesting date.

          NORMAL RETIREMENT: resignation or termination of employment after attainment of an age required for payment of an immediate pension pursuant to the terms of the qualified defined benefit pension plan of the Company in which the Participant participates; PROVIDED, HOWEVER, that no resignation or termination prior to a Participant's 65th birthday shall be deemed a Normal Retirement unless the Committee so determines in its sole discretion.

          OPERATING PROFIT: with respect to any full Fiscal Year, the net earnings of Coltec and its consolidated subsidiaries, plus interest expense and provisions for income taxes, minus interest income and excluding nonrecurring items, extraordinary items, accounting principle changes and discontinued operations (as such terms are defined under United States generally accepted accounting principles ("GAAP") as in effect from time to time) in such Fiscal Year, as determined by the Committee from the Consolidated Statement of Earnings of Coltec and its consolidated subsidiaries for such Fiscal Year reported on by Coltec's independent public accountants and after taking account of accruals for such year with respect to then outstanding Performance Units. Nonrecurring items are material events or transactions that are unusual in nature or occur infrequently.

Accounting principle changes result from the adoption of GAAP different from the GAAP at the start of a Performance Cycle.

          PARTICIPANTS: the individuals selected by the Committee from the group of eligible persons specified in Section 4 for a grant of Performance Units under the Plan.

          PAYMENT DATE: with respect to a Performance Cycle, the tenth business day following the press release announcing the Company's unaudited annual financial results for the last Fiscal Year of such Performance Cycle.

          PAYMENT YEAR: the calendar year in which the Payment Date applicable to a Performance Cycle occurs.

          PERFORMANCE CYCLE: subject to Section 6(f) above, a period of 3 consecutive Fiscal Years, as designated by the Committee pursuant to
Section 7(b) of the Plan. Subject to Section 12 above, the first Performance Cycle under the Plan shall commence on January 1, 1994.

          PERFORMANCE TARGETS: the goals for Cumulative Operating Profit established by the Committee for a given Performance Cycle.

          PERFORMANCE UNIT: a contractual right to receive Award Value based on the realization of the Performance Targets for a given Performance Cycle, subject to such terms and conditions of the Plan and the Award Certificate.

          PERFORMANCE UNIT ACCOUNT: the account established in respect of the grant of Performance Units to a Participant in accordance with Section 6(a) above.

          RESTRICTED SHARE: a forfeitable share of Common Stock granted to a Participant in accordance with Section 6(e) or 8 above.

          RETIREMENT.  Early Retirement or Normal Retirement.

          SECURITIES ACT: the Securities Act of 1933, as amended, and the applicable rulings and regulations thereunder.

          SHARE ELECTION:  an election by a Participant in accordance with
Section 8 above to receive a percentage of the Cash Portion of an Award in Restricted Shares.

          SHARE PORTION: the portion of the Award for a Performance Cycle paid in Restricted Shares in accordance with Section 6(e).

          SUBSIDIARY: any corporation of which 50% or more of the issued and outstanding voting securities are beneficially owned by Coltec. For purposes of this definition and the other provisions of the Plan, "beneficial ownership" shall be determined in accordance with Section 13(d) of the Exchange Act.

          THRESHOLD TARGET: the minimum Performance Target which must be achieved in order for an Award to be paid in respect of a Performance Unit. Subject to
Section 6(c) above, the Threshold Target for each Performance Cycle will be Cumulative Operating Profit of $600 million.

          VALUE: the "Value" of a share of Common Stock on a given date shall be the average closing price of a share of Common Stock on such national securities exchange as may be designated by the Committee or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated quotation system, the average closing bid price per share of Common Stock on such automated quotation system or, in the event that the Common Stock is not quoted on any such system, the average of the closing bid prices per share of Common Stock as furnished by a professional marketmaker making a market in the Common Stock designated by the Committee (the "AVERAGE CLOSING PRICE"), for the 30-day period ending on such date. The Average Closing Price of a share of Common Stock shall be determined by dividing (X) by (Y), where (X) shall equal the sum of the closing prices for the Common Stock on each day that the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period, and (Y) shall equal the number of days on which the Common Stock was traded and a closing price was reported on such national securities exchange or on such automated quotation system or by such marketmaker, as the case may be, during such period.

                                   APPENDIX A

                              AWARD VALUE SCHEDULES



                          Three-Year Performance Cycle
                           BEGINNING JANUARY 1, 1994
                          ----------------------------


     Performance Targets for
    CUMULATIVE OPERATING PROFIT   AWARD VALUE
- -------------------------------------------------------------

     Less than $600 million*       $ 0.00

     $600 million                  $36.00

     Over $600 million             $36.00 plus $0.10 for each $1 million over
                                   $600 million

*  Threshold Target





                          Three-Year Performance Cycles
                        BEGINNING AFTER DECEMBER 31, 1994

     Performance Targets for:
    CUMULATIVE OPERATING PROFIT   AWARD VALUE
- -------------------------------------------------------------

     Less than $600 million*       $ 0.00

     $600 million                  $12.00

     Over $600 million             $12.00 plus $0.0333 for each $1 million over
                                   $600 million

*  Threshold Target

                          1994 LONG-TERM INCENTIVE PLAN

                                       OF

                              COLTEC INDUSTRIES INC


                            Effective January 1, 1994
                          (as adopted January 12, 1994)